EXHIBIT 32.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned Officers of Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), does hereby certify, to such Officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2008 and December 31, 2007 and for the three (3) and six (6) month periods ended June 30, 2008 and 2007.

By: /S/ MATTHEW D. ROSEN
MATTHEW D. ROSEN
Date: August 14, 2008	as Chief Executive Officer

By: /S/ BARBARA HUGHES
BARBARA HUGHES
Date: August 14, 2008	as Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.